For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Third Quarter 2026 Results

Third Quarter RevPAR Soars, Margins Rise, AFFO per Share Surges 27%

WEST PALM BEACH, Fla., November 5, 2026 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2026.

Third Quarter 2026 Key Operating Metrics

•

Revenue Per Available Room (RevPAR) – Surged over 8 percent to $161 compared to the 2025 third quarter for the 39 comparable hotels and represents an all-time third quarter high following an all-time second quarter mark. Occupancy increased 390 basis points to 83 percent, and average daily rate (ADR) rose 310 basis points to $194.

◦ RevPAR for the four Silicon Valley hotels accelerated 23 percent to $174.
◦ RevPAR for the recently acquired six-hotel portfolio jumped 10 percent to $132, easily besting underwriting expectations.
◦ October RevPAR for the 39 hotels climbed 8 percent to $170, an all-time high for October.
•

Net Income – More than doubled net income applicable to common shareholders of $5 million compared to net income of $2 million in the 2025 third quarter. Net income to common shareholders per diluted common share was $0.11 versus $0.03 for the same period last year.

•	Hotel Margins – Advanced GOP margins 110 basis points higher to 45 percent in the 2026 third quarter. Adjusted Hotel EBITDA margins rose 190 basis points to 39 percent in the 2026 third quarter.
•	Adjusted EBITDA – Increased adjusted EBITDA $6 million or 21 percent to $32 million.
•

Adjusted FFO – AFFO per diluted share accelerated 31 percent to $0.46 from $0.35 compared to the 2025 third quarter. AFFO was $23 million for the third quarter of 2026 compared to $18 million for the same period last year. Beginning in 2026, like all other peers, Chatham adds back share-based compensation expense in its calculation of adjusted FFO per share, and prior periods have been recast.

The following chart summarizes the consolidated financial results for the three and nine months ended September 30, 2026, and 2025, based on all properties owned during those periods, except for RevPAR, which is based on the comparable 39 hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income to common shareholders	$5	$2	$5	$4
Diluted net income per common share	$0.11	$0.03	$0.11	$0.09
RevPAR	$161	$149	$149	$143
GOP Margin	45%	44%	44%	43%
Adjusted Hotel EBITDA Margin	39%	37%	38%	36%
Adjusted EBITDA	$32	$26	$83	$73
AFFO	$23	$18	$57	$47
AFFO per diluted share	$0.46	$0.35	$1.13	$0.91
Dividends declared per common share	$0.10	$0.09	$0.30	$0.27

Third Quarter 2026 Highlights

•

Grew RevPAR more than 8 percent with July and September RevPAR representing the highest in Chatham’s 16-year history. Chatham’s outperformance was driven by strong results in Silicon Valley and the recently acquired six-hotel portfolio.

•

Expanded gross operating profit margins by approximately 110 basis points to 45 percent and Adjusted Hotel EBITDA margins by a strong 190 basis points in the quarter to 39 percent through aggressive expense management, especially with regard to labor and productivity.

Jeffrey H. Fisher, Chatham’s president and chief executive officer, emphasized, “Operating results have been fantastic this year. Strong top-line growth and margin expansion, as well as excellent strategic decisions with respect to our repurchase plan and capital recycling, have all contributed to phenomenal growth in EBITDA and FFO per share of 21 and 31 percent, respectively.

“Our total shareholder returns are the best among lodging REITs in 2026, and we are confident in our position to continue to outperform based on the following:

•	Industry-wide, supply/demand should benefit owners for the foreseeable future.
•	Our balance sheet is in great condition, so we can add value via acquisitions and/or repurchasing shares.
•	Accelerating demand at our four Silicon Valley hotels meaningfully increases EBITDA and FFO.
•	Looking a bit further out on the timeline, our Home2 Portland, Maine development will open in 2028 and immediately be accretive.”

Acquisition Portfolio Performance

In March, Chatham acquired six Hilton-branded hotels comprising 589 rooms for $92 million. The acquired portfolio produced RevPAR growth of 10 percent in the third quarter to $132 following increases of 9 percent in the second quarter and 5 percent in the first quarter. Third quarter 2026 occupancy was up 8 percent to 85 percent, and ADR was up 2 percent to $157. For the third quarter, the portfolio produced GOP and Adjusted Hotel EBITDA margins of 45 and 41 percent, respectively.

Fisher highlighted, “The portfolio has achieved great results since our acquisition, and we are very proud of the efforts of our teams at the hotels. Third quarter RevPAR was up 18 percent in Effingham, 11 percent in Joplin and 2 percent in Paducah. As we enter the seasonally slower months in these markets and shift gears toward 2027, we should benefit from continued momentum in business travel in these markets and a full calendar year of events at the expanded athletic facilities in Joplin and Paducah.”

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 39 comparable hotels owned as of September 30, 2026, compared to the third quarter of  2025:

	Q3 2026 RevPAR	Q3 2025 RevPAR
Occupancy	83%	79%
ADR	$194	$189
RevPAR	$161	$149

The chart below summarizes RevPAR statistics by month for the company's 39 comparable hotels:

	July	August	September	October
Occupancy	84%	82%	83%	83%
ADR	$201	$187	$195	$205
RevPAR	$169	$153	$162	$170
RevPAR – prior year	$154	$142	$151	$158
% Change in RevPAR vs. prior year	10%	8%	7%	8%

Dennis Craven, Chatham's chief operating officer, commented, “Our third quarter RevPAR growth of more than 8 percent benefitted from strong performance across a lot of our major markets. Third quarter occupancy of 83 percent is our highest quarterly occupancy since the third quarter of 2019. Thirteen hotels, or one-third of our portfolio, experienced double-digit RevPAR in the quarter. Our third quarter RevPAR growth is our highest quarterly growth since the pandemic related recovery.”

RevPAR performance for Chatham’s largest markets (markets that account for at least five percent of Adjusted Hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q3 2026 RevPAR	Q3 2025 RevPAR	Change vs. Q3 2025
39 - Hotel Portfolio		$161	$149	8%
Silicon Valley	18%	$174	$142	23%
Washington, D.C.	9%	$165	$143	15%
Los Angeles	9%	$192	$182	5%
Greater New York	8%	$195	$197	(1)%
Coastal Northeast	8%	$259	$268	(3)%
Seattle	5%	$190	$184	4%
San Diego	5%	$198	$194	2%
Dallas	5%	$100	$84	20%

Craven remarked, “Silicon Valley continues to be our hottest market and sets us apart from our peers moving forward. Exceptional growth in our largest market acts as a catalyst for meaningful outperformance. Interestingly, performance was even better outside of the World Cup as business travelers chose to stay away during those dates. Our two Sunnyvale hotels experienced RevPAR growth of 31 percent in the quarter.

“Our Washington, D.C. hotels had a great quarter as well, with RevPAR up 16 percent with our Embassy Suites Springfield and Residence Inn Tysons Corner, Va., hotels benefitting from growing corporate and government demand and easier year-over-year comps due to the 2025 shutdowns and threats of shutdowns.”

Craven added, “Los Angeles RevPAR rose 5 percent in the quarter with growth at all three of our hotels, highlighted by 10 percent growth in Marina del Rey. Our New York hotels experienced a slight RevPAR decline, but that is entirely attributable to a tough comp at our Holtsville Residence Inn that benefitted from the Ryder Cup in 2025.

“Within our coastal northeast market, in addition to lower levels of inbound travel from Canada to the region, a new Homewood Suites that opened earlier this year continues to weigh on our Portsmouth performance. Lastly, our Dallas hotels, particularly the downtown Dallas Courtyard, had a great quarter as business travel demand helped to offset depressed convention-related business associated with the convention center closure.”

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended September 30, 2026, and 2025. RevPAR is based on the 39 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Adjusted Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q3 2026	Q3 2025
RevPAR	$161	$149
Gross operating profit	$41	$34
Adjusted Hotel EBITDA	$35	$29
GOP margin	45%	44%
Adjusted Hotel EBITDA margin	39%	37%

Craven concluded, “We had another great quarter managing expenses across our portfolio, enabling us to significantly increase margins with our GOP and Adjusted Hotel EBITDA margins jumping 110 and 190 basis points, respectively. When you look at our 33 comparable hotels versus last year on a per occupied room basis, we managed to limit total hotel expense growth to 2.5 percent and our department expenses to 2.9 percent, allowing us to generate healthy flow-through.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended September 30, 2026 and 2025. Corporate EBITDA is calculated as Adjusted Hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q3 2026	Q3 2025
RevPAR	$161	$149
Adjusted Hotel EBITDA	$35	$29
Corporate EBITDA	$32	$26
Debt Service & Preferred	$(9)	$(8)
Cash flow before CapEx	$23	$18

Share Buy-Back Plan

During the three months ending September 30, 2026, the company did not repurchase any shares. Since inception, the company repurchased 2.5 million shares, which equated to approximately 5 percent of outstanding shares/units, at a weighted-average price per share of $7.29, for an aggregate purchase price of approximately $18 million under its $25 million plan.

Hotel Investments

During the third quarter of 2026, the company incurred capital expenditures of approximately $3 million, and year-to-date has spent approximately $17 million. Chatham’s 2026 capital expenditure budget is approximately $27 million, including renovations at three hotels expected to cost approximately $17 million. The three hotels scheduled for renovation in 2026 are the Residence Inn San Diego Gaslamp, Homewood Suites Farmington, Conn., and Hyatt Place Pittsburgh, Pa. Each of these renovations will commence in the fourth quarter.

Home2 Suites by Hilton Portland Development

In June, Chatham commenced construction. The company expects the total development costs to be approximately $45 million, inclusive of approximately 5,500 square feet of commercial space that will be sold. The company has incurred costs to date of approximately $5 million. The hotel is expected to open during the second quarter of 2028.

Capital Markets & Capital Structure

As of June 30, 2026, the company had net debt of $394 million (total consolidated debt less unrestricted cash). Total debt outstanding as of September 30, 2026, was $408 million at an average interest rate of 5.9 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $200 million outstanding on its term loan at a rate of 5.1 percent and $65 million outstanding on the company's $300 million revolving credit facility at an interest rate of 5.1 percent. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 23 percent at September 30, 2026.

Jeremy Wegner, Chatham’s chief financial officer remarked, “We are generating significant free cash flow after dividends and capital expenditures. We have already reduced borrowings outstanding on our credit facility by $25 million since closing the Midwest acquisition in March, thus lessening risk related to rising interest rates while providing added flexibility to make external acquisitions, repurchase shares or fund any future dividend increases.”

Dividend

In September, the board of trustees declared quarterly common and preferred dividends of $0.10 per share and $0.41406 per share, respectively, payable October 15, 2026, to shareholders of record as of September 30, 2026.

Guidance

The company's guidance reflects the following assumptions:

a.	Floating rate debt based on SOFR forward curve.
b.	No additional acquisitions, dispositions, debt or equity issuance.
c.	Effective January 1, 2026, the company excludes non-cash share-based compensation from its calculation of Adjusted FFO to make its presentation of this measure consistent with most other public lodging REITs.

2026
RevPAR	$145 - $146
RevPAR growth	4.0% to 4.5%
Total hotel revenue	$320M - $321M
Net income (loss) to common shares	$(0.4)M - $0.7M
Net income (loss) per diluted share	$(0.01) - $0.02
Adjusted EBITDA	$104.2M - $105.3M
Adjusted FFO	$68.7M - $69.9M
Adjusted FFO per diluted share	$1.38 - $1.40
Adjusted Hotel EBITDA margins	36.3% - 36.5%
Corporate cash administrative expenses	$12.1M
Corporate non-cash administrative expenses	$6.1M
Interest income	$0.1M
Interest expense (excluding fee amortization)	$25.0M
Non-cash amortization of deferred fees	$2.2M
Weighted average shares/units outstanding	49.8M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its third quarter 2026 conference call later today at 9:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-800-715-9871 or 1-646-307-1963 and referencing the passcode, 5519068, Chatham Lodging Trust. A recording of the call will be available by telephone until November 12, 2026, at 11:59 p.m. Eastern Time, by dialing 1-800-770-2030 or 1-609-800-9909, playback ID 5519068. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,610 rooms/suites in 18 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a suitable manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings with the SEC under the Exchange Act.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA and (6) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the company's operating performance and can facilitate comparisons of performance between periods and between REITs.

The company calculates Adjusted EBITDA by adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The company presents Adjusted Hotel EBITDA because the company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of its peer companies. Adjusted Hotel EBITDA represents the results of operations for our wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on the company’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using Adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets:
Investment in hotel properties, net	$1,169,519	$1,106,890
Investment in hotel properties under development	4,540	—
Cash and cash equivalents	14,021	24,435
Restricted cash	8,416	8,203
Right of use asset, net	16,450	16,912
Hotel receivables (net of allowance for doubtful accounts of $304 and $261, respectively)	3,487	2,831
Deferred costs, net	6,375	7,384
Prepaid expenses and other assets	7,120	3,726
Total assets	$1,229,928	$1,170,381
Liabilities and Equity:
Mortgage debt, net	$141,652	$141,475
Revolving credit facility	65,000	—
Unsecured term loan, net	197,877	197,438
Accounts payable and accrued expenses (including $952 and $234 due to related parties, respectively)	34,884	26,648
Lease liability	19,634	20,067
Distributions payable	7,204	6,704
Total liabilities	466,251	392,332
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,570,867 and 47,708,587 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	466	477
Additional paid-in capital	1,030,137	1,039,804
Accumulated deficit	(308,329)	(299,527)
Total shareholders’ equity	722,322	740,802
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	41,355	37,247
Total equity	763,677	778,049
Total liabilities and equity	$1,229,928	$1,170,381

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Room	$83,339	$71,923	$225,186	$207,737
Food and beverage	1,598	1,561	4,804	5,083
Other	5,686	4,649	15,420	13,715
Reimbursable costs from related parties	298	276	819	802
Total revenue	90,921	78,409	246,229	227,337
Expenses:
Hotel operating expenses:
Room	18,004	15,469	48,635	45,255
Food and beverage	1,350	1,368	4,064	4,192
Telephone	418	292	1,145	884
Other hotel operating	1,527	1,171	3,912	3,353
General and administrative	7,384	6,667	21,675	20,703
Franchise and marketing fees	7,230	6,349	19,456	18,215
Advertising and promotions	1,921	1,923	5,491	5,185
Utilities	4,107	3,597	10,270	9,561
Repairs and maintenance	4,197	3,797	11,727	11,463
Management fees paid to related parties	3,064	2,600	8,284	7,575
Insurance	903	813	2,662	2,459
Total hotel operating expenses	50,105	44,046	137,321	128,845
Depreciation and amortization	16,053	14,707	46,557	45,133
Property taxes, ground rent and insurance	5,486	5,328	15,928	17,205
General and administrative	4,718	4,142	13,957	12,741
Other charges	(122)	16	360	24
Reimbursable costs from related parties	298	276	819	802
Total operating expenses	76,538	68,515	214,942	204,750
Operating income before gain on sale of hotel properties	14,383	9,894	31,287	22,587
(Loss) gain on sale of hotel properties	(82)	39	49	7,507
Operating income	14,301	9,933	31,336	30,094
Interest and other income	28	71	130	192
Interest expense, including amortization of deferred fees	(6,805)	(6,243)	(19,909)	(19,508)
Loss on early extinguishment of debt	—	(174)	—	(174)
Income before income tax expense	7,524	3,587	11,557	10,604
Income tax expense	(62)	—	(187)	—
Net income	7,462	3,587	11,370	10,604
Net income attributable to noncontrolling interests	(207)	(56)	(210)	(163)
Net income attributable to Chatham Lodging Trust	7,255	3,531	11,160	10,441
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income attributable to common shareholders	$5,268	$1,544	$5,198	$4,479

Income per common share - basic:
Net income attributable to common shareholders	$0.11	$0.03	$0.11	$0.09
Income per common share - diluted:
Net income attributable to common shareholders	$0.11	$0.03	$0.11	$0.09
Weighted average number of common shares outstanding:
Basic	46,550,856	48,910,697	46,809,650	48,956,588
Diluted	48,089,260	49,600,250	48,323,356	50,068,092
Distributions declared per common share:	$0.10	$0.09	$0.30	$0.27

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Funds From Operations (“FFO”):
Net income	$7,462	$3,587	$11,370	$10,604
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income attributable to common shares and common units	5,475	1,600	5,408	4,642
Loss (gain) on sale of hotel properties	82	(39)	(49)	(7,507)
Depreciation of hotel properties owned	15,531	14,201	45,010	43,556
FFO attributable to common share and unit holders	21,088	15,762	50,369	40,691
Share-based compensation	1,524	1,546	4,559	4,710
Amortization of finance lease assets	454	457	1,360	1,428
Other charges	(122)	16	360	24
Loss on early extinguishment of debt	—	174	—	174
Adjusted FFO attributable to common share and unit holders	$22,944	$17,955	$56,648	$47,027
Weighted average number of common shares and units
Basic	48,356,016	50,631,283	48,569,270	50,688,964
Diluted	49,894,420	51,320,836	50,082,976	51,800,467

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$7,462	$3,587	$11,370	$10,604
Interest expense, including amortization of deferred fees	6,805	6,243	19,909	19,508
Income tax expense	62	—	187	—
Depreciation and amortization	16,053	14,707	46,557	45,133
EBITDA	30,382	24,537	78,023	75,245
Loss (gain) on sale of hotel properties	82	(39)	(49)	(7,507)
EBITDAre	30,464	24,498	77,974	67,738
Other charges	(122)	16	360	24
Loss on early extinguishment of debt	—	174	—	174
Share-based compensation	1,524	1,546	4,559	4,710
Adjusted EBITDA	$31,866	$26,234	$82,893	$72,646

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2026	2025	2026	2025

Net income		$7,462	$3,587	$11,370	$10,604
Add:	Interest expense, including amortization of deferred fees	6,805	6,243	19,909	19,508
	Depreciation and amortization	16,053	14,707	46,557	45,133
	Corporate general and administrative	4,718	4,142	13,957	12,741
	Other charges	—	16	360	24
	Income tax expense	62	—	187	—
	Loss on early extinguishment of debt	—	174	—	174
	Loss on sale of hotel properties	82	—	—	—
Less:	Interest and other income	(28)	(71)	(130)	(192)
	Other charges	(122)	—	—	—
	Gain on sale of hotel properties	—	(39)	(49)	(7,507)
	Adjusted Hotel EBITDA	$35,032	$28,759	$92,161	$80,485

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the year ended
	December 31, 2026
	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$7,573	$8,734
Preferred dividends	(8,000)	(8,000)
Net (loss) income attributable to common shares and common units	(427)	734
Gain on sale of hotel properties	(50)	(50)
Depreciation of hotel properties owned	60,859	60,859
FFO attributable to common share and unit holders	60,382	61,543
Share-based compensation	6,100	6,100
Amortization of finance lease assets	1,885	1,885
Other charges	359	359
Adjusted FFO attributable to common share and unit holders	$68,726	$69,887
Weighted average number of common shares and units
Diluted	49,891,000	49,891,000
Adjusted FFO per diluted share	$1.38	$1.40

	For the year ended
	December 31, 2026
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$7,573	$8,734
Interest expense, including amortization of deferred fees	26,900	26,900
Income tax expense	248	248
Depreciation and amortization	63,044	63,044
EBITDA	97,765	98,926
Gain on sale of hotel properties	(50)	(50)
EBITDAre	97,715	98,876
Other charges	359	359
Share-based compensation	6,100	6,100
Adjusted EBITDA	$104,174	$105,335

		For the year ended
		December 31, 2026
		Low-End	High-End

Net income		$7,573	$8,734
Add:	Interest expense, including amortization of deferred fees	26,900	26,900
	Depreciation and amortization	63,044	63,044
	Corporate general and administrative	18,200	18,200
	Other charges	359	359
	Income tax expense	248	248
Less:	Interest and other income	(100)	(100)
	Gain on sale of hotel properties	(50)	(50)
	Adjusted Hotel EBITDA	$116,174	$117,335

	Total revenue	$321,138	$322,567
	Reimbursable costs from related parties	(1,100)	(1,100)
	Hotel revenue	$320,038	$321,467
	Adjusted Hotel EBITDA margin	36.3%	36.5%